EXHIBIT 23.2

                         Consent of Jaspers + Hall, PC

EXHIBIT 23.2


                              JASPERS + HALL, PC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  XsunX, Inc.
     Commission File #000-29621

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of XsunX, Inc. dated July 18, 2005.




                                      /s/ Jaspers + Hall, PC
                                        ---------------------------------------
                                          Jaspers + Hall, PC

Denver, Colorado
August 10, 2005